August 5, 2026

ARRAY Technologies Reports Financial Results for the Second Quarter 2026

Delivers Record $2.5 Billion Orderbook While Advancing Innovation Strategy

2026 Second Quarter Business Highlights
•Record total executed contracts and awarded orders at June 30, 2026 of $2.5 billion, a 37% increase year-over-year
•Over $500 million of new orders in the quarter and a trailing twelve-month book-to-bill of 1.5x
•Surpassed 100 gigawatts of tracker products delivered worldwide, a significant milestone representing ARRAY’s successful leadership in the utility-scale solar industry
•Formally launched DuraTrack D2STM for international markets
•Announced next-generation OmniTrack®, which accommodates an industry-leading 2° of slope change between adjacent posts

2026 Second Quarter Financial Highlights

(in millions, except per share)	2Q 2026
Revenue	$342.1
Gross margin	29.1%
Adjusted gross margin(1)	30.8%
Net income to common stockholders	$8.4
Adjusted EBITDA(1)	$63.3
Net income per basic and diluted common share	$0.05
Adjusted net income per diluted common share(1)	$0.24

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — ARRAY Technologies, Inc. (NASDAQ: ARRY) (“ARRAY” or the “Company”), a leading global provider of solar tracking technology and fixed-tilt products, foundation solutions, software systems and services, today announced financial results for its second quarter ended June 30, 2026.

“ARRAY delivered a strong second quarter while achieving a significant company milestone, surpassing 100 gigawatts of cumulative tracker product shipments since our founding. For the third consecutive quarter, we achieved a record orderbook of $2.5 billion, reflecting continued share gains and strong execution. During the quarter, we advanced our innovation strategy with the formal launch of DuraTrack D2S and our next-generation OmniTrack product offerings. We continued to build on that momentum in July with the announcement of our new 60° tracker capabilities and the launch of the ARRAY AtlasTM suite of foundation-to-tracker solutions. Our pending acquisition of Affordable Wire Management (AWM)(2), will further advance our balance of system strategy by adding high-margin cable management and safety products. We remain focused on expanding our ability to provide a more integrated, technically interoperable solution set for utility-scale solar customers,” said Chief Executive Officer, Kevin G. Hostetler.

Mr. Hostetler continued, “Supported by our strong first-half financial performance, we are updating our full-year guidance. While we will continue to monitor market dynamics, we believe our $2.5 billion record orderbook, strong customer demand, and expanding solution set give us confidence in our ability to execute and create long-term value.”

Updating Full Year 2026 Guidance
Following our strong first half performance, we now expect full-year Adjusted Gross Margin(1) to be in the range of 27% to 28%. As a result, for the year ending December 31, 2026, the Company now expects:
•Revenue to be in the range of $1.4 billion to $1.5 billion, consistent with the prior range
•Adjusted EBITDA(3) to be in the range of $210 million to $230 million, previously $200 million to $230 million
•Adjusted net income per common share(3) to be in the range of $0.68 to $0.75, previously $0.65 to $0.75

For the quarter ending September 30, 2026, the Company expects revenue to be in the range of $310 million to $330 million.

(1) A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(2) The transaction is expected to close in the third quarter of 2026, subject to receiving any required regulatory approvals and the satisfaction of other customary closing conditions.
(3) A reconciliation of projected Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income per common share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income per common share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2026 guidance, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Supplemental Presentation and Conference Call Information
ARRAY has posted a supplemental presentation to its website, which will be discussed during the conference call hosted by management today, August 5, 2026, at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (888)-396-8049 (domestic) or (416)-764-8646 (international), or via webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at http://ir.arraytechinc.com. A telephonic replay will be available approximately three hours after the call by dialing (877)-660-6853 (domestic), or (201)-612-7415 (international), with the passcode 13761476. The telephonic replay will be available until 11:59 p.m. (ET) on August 19, 2026. The online replay will be available for 14 days on the same website, immediately following the call.

About ARRAY Technologies, Inc.
ARRAY Technologies (NASDAQ: ARRY) is a leading global provider of solar tracking technology and fixed-tilt systems to utility-scale and distributed generation customers, who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, fixed-tilt systems, software platforms, foundation solutions, and field services combine to optimize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology - relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit arraytechinc.com.

Investor Relations Contact:
Investor Relations
505-437-0010
investors@arraytechinc.com

Media Contact:
Steven Kirsch
505-738-6923
steven.kirsch@arraytechinc.com

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology or product developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, including potential regulatory reform related to energy credits, uncertainty relating to the implementation of tariffs and changes in trade policy, including the reduction or elimination of certain government incentives, ability to provide 100% domestic content trackers, expectations regarding the macroeconomic environment and geopolitical developments, including the effects of tariffs and changes in trade policy, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “positioned, ” “designed to,” or similar expressions and the negatives of those terms.

ARRAY’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or the rate of growth in demand for solar energy projects; factors outside of our control affecting the variability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high-voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competitive pressures within our industry; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system and reduce the demand for our products; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, including as a result of the One Big Beautiful Bill Act, which may present technical, regulatory and economic barriers to the purchase and use of solar energy systems and may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the continuation or imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited to a pandemic, the Russia-Ukraine war, attacks on shipping in the Red Sea and Strait of Hormuz, conflict in the Middle East (including, but not limited to, the war in Iran), changing trade policies, inflation and interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors, which could reduce demand for solar energy systems; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary rights; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; the development, deployment and commercialization of new products, including DuraTrack D2S, OmniTrack 2.0, the 60 degree variant of DuraTrack, and our ARRAY Atlas suite of foundation-to-tracker solutions; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information and the use of artificial intelligence by cyber threat actors; a failure to maintain an effective system of integrated internal controls over financial reporting, which may impair our ability to report our financial results accurately; our substantial indebtedness, risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers; our ability to complete the acquisition of Affordable Wire Management, LLC (“AWM”) on the anticipated terms and timetable, including the possibility that closing conditions may not be satisfied or waived; our ability to successfully integrate APA Solar, LLC (“APA”) and AWM into our existing operations, realize the anticipated benefits or synergies of the acquisitions of APA and AWM and achieve strategic or other objectives relating to the acquisitions; risks related to any unforeseen liabilities of AWM; and other factors listed and described in more detail in the section captioned “Risk Factors” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our other documents on file with the U.S. Securities and Exchange Commission, each of which can be found on our website, www.arraytechinc.com.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information
This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow.

We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and backlog and (ii) acquisition-related expenses. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net income (loss) to common stockholders plus (i) other income, net, (ii) gain on extinguishment of debts, net, (iii) foreign currency gain, net, (iv) preferred dividends and accretion, (v) interest expense, (vi) income tax expense, (vii) depreciation expense, (viii) amortization of intangibles, (ix) amortization of developed technology and backlog, (x) equity-based compensation, (xi) change in fair value of contingent consideration, (xii) certain legal expenses, and (xiii) acquisition-related expenses. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted net income as net income (loss) to common stockholders plus (i) amortization of intangibles, (ii) amortization of developed technology and backlog, (iii) amortization of debt discount and issuance costs, (iv) gain on extinguishment of debts, net (v) Series A preferred stock accretion, (vi) equity-based compensation, (vii) change in fair value of contingent consideration, (viii) certain legal expenses, (ix) acquisition-related expenses, and (x) income tax expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity-based compensation, (ii) certain legal expenses, and (iii) acquisition-related expenses. We define Free cash flow as Net cash provided by operating activities less purchase of property, plant and equipment.

A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this press release. We calculate net income (loss) per common share as net income (loss) to common stockholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per common share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow on a supplemental basis.

You should review the reconciliation of gross profit to Adjusted gross profit and Adjusted gross margin, net income (loss) to Adjusted EBITDA, Adjusted net income and Adjusted net income per common share, General and administrative expense to Adjusted general and administrative expense and Net cash used in operating activities to Free cash flow below and not rely on any single financial measure to evaluate our business.

Array Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$307,302	$244,388
Restricted cash	—	1,596
Accounts receivable, net of allowance of $5,895 and $6,245, respectively	323,439	271,578
Inventories, net	156,469	150,374
Prepaid expenses and other	104,576	201,108
Total current assets	891,786	869,044

Property, plant and equipment, net	68,180	58,225
Lease assets	92,380	97,088
Goodwill	135,173	135,173
Other intangible assets, net	212,472	238,579
Deferred income tax assets	24,843	23,965
Other assets	109,202	29,718
Total assets	$1,534,036	$1,451,792

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$161,092	$143,994
Accrued expenses	101,501	54,289
Income tax payable	3,839	4,687
Current portion of deferred revenue	105,103	128,433
Current portion of contingent consideration	10,975	14,551
Current portion of warranty liability	12,390	10,844
Current portion of lease liabilities	7,411	7,662
Current portion of debt	—	10,315
Other current liabilities	3,451	2,237
Total current liabilities	405,762	377,012

Deferred income tax liabilities	20,374	22,133
Deferred revenue, net of current portion	45,385	16,794
Contingent consideration, net of current portion	13,596	12,739
Warranty liability, net of current portion	5,863	5,466
Lease liabilities, net of current portion	87,726	89,552
Long-term debt, net of current portion	657,749	658,664
Other long-term liabilities	1,488	9,044
Total liabilities	1,237,943	1,191,404

Commitments and contingencies

Array Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	June 30, 2026	December 31, 2025
Series A Redeemable Perpetual Preferred Stock of $0.001 par value; 500,000 authorized; 400,000[1] and 490,829 shares issued as of June 30, 2026 and December 31, 2025, respectively; liquidation preference of $506.4 million and $493.1 million at each date, respectively	498,173	466,728

Stockholders’ equity
Preferred stock of $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock of $0.001 par value - 1,000,000,000 shares authorized; 153,972,487 and 152,779,614 shares issued at respective dates	155	152
Additional paid-in capital	203,156	226,848
Accumulated deficit	(396,516)	(422,859)
Accumulated other comprehensive loss	(8,875)	(10,481)
Total stockholders’ equity	(202,080)	(206,340)
Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,534,036	$1,451,792

(1) Adjusted to reflect the increase in Liquidation Preference rather than the number of shares.

Array Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$342,065	$362,243	$565,477	$664,606
Cost of revenue
Cost of product and service revenue	236,846	261,479	391,640	483,775
Amortization of developed technology and backlog	5,615	3,640	11,229	7,279
Total cost of revenue	242,461	265,119	402,869	491,054
Gross profit	99,604	97,124	162,608	173,552

Operating expenses
General and administrative	54,325	44,954	104,729	88,899
Change in fair value of contingent consideration	2,441	150	(145)	—
Depreciation and amortization	8,073	5,644	16,150	10,993
Total operating expenses	64,839	50,748	120,734	99,892

Income from operations	34,765	46,376	41,874	73,660

Interest income	2,402	3,800	4,789	7,119
Interest expense	(5,786)	(8,768)	(11,349)	(16,803)
Foreign currency gain, net	529	1,343	690	2,032
Gain on extinguishment of debts, net	—	14,207	—	14,207
Other expense, net	(187)	(79)	(156)	(56)
Total other (expense) income, net	(3,042)	10,503	(6,026)	6,499

Income before income tax expense	31,723	56,879	35,848	80,159
Income tax expense	7,377	13,617	9,505	20,151
Net income	24,346	43,262	26,343	60,008
Preferred dividends and accretion	15,908	14,788	31,445	29,231
Net income (loss) to common stockholders	$8,438	$28,474	$(5,102)	$30,777

Income (loss) per common share
Basic	$0.05	$0.19	$(0.03)	$0.20
Diluted	$0.05	$0.19	$(0.03)	$0.20
Weighted average number of common shares outstanding
Basic	153,866	152,584	153,414	152,331
Diluted	155,685	153,068	153,414	152,958

Array Technologies, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating activities
Net income	$24,346	$43,262	$26,343	$60,008
Adjustments to reconcile net income to cash provided by operating activities:
Provision for bad debts	(192)	239	3	1,910
Deferred tax benefit	(1,041)	(1,270)	(2,637)	(246)
Depreciation and amortization	10,100	6,256	19,851	12,188
Amortization of developed technology and backlog	5,615	3,640	11,229	7,279
Amortization of debt discount and issuance costs	892	1,951	1,768	3,457
Gain on extinguishment of debts, net	—	(14,207)	—	(14,207)
Equity-based compensation	4,579	3,898	8,520	6,696
Change in fair value of contingent consideration	2,441	150	(145)	—
Warranty provision	3,672	3,616	7,013	5,336
Inventory reserve	1,723	1,843	1,197	2,682
Other non-cash	529	10	690	10
Changes in operating assets and liabilities	68,615	(5,547)	18,026	(54,331)
Net cash provided by operating activities	121,279	43,841	91,858	30,782
Investing activities
Purchase of property, plant and equipment	(7,633)	(6,631)	(15,144)	(8,983)
Net cash used in investing activities	(7,633)	(6,631)	(15,144)	(8,983)
Financing activities
Proceeds from issuance of other debt	14,036	49,202	38,254	57,064
Proceeds from issuance of convertible notes	—	345,000	—	345,000
Premium paid on capped call	—	(35,087)	—	(35,087)
Fees paid on issuance of convertible notes	—	(10,434)	—	(10,434)
Repayments of other debt	(23,591)	(47,460)	(51,003)	(54,754)
Repayments of term loan facility	—	(232,800)	—	(233,875)
Repayments of convertible notes	—	(78,363)	—	(78,363)
Contingent consideration payments	—	—	(2,574)	(1,204)
Other financing	38	(1,109)	(1,806)	(1,123)
Net cash used in financing activities	(9,517)	(11,051)	(17,129)	(12,776)
Effect of exchange rate changes on cash and cash equivalent balances	1,180	3,118	1,733	5,606

Array Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net change in cash and cash equivalents and restricted cash	105,309	29,277	61,318	14,629
Cash and cash equivalents, and restricted cash beginning of period	201,993	349,493	245,984	364,141
Cash and cash equivalents and restricted cash, end of period	$307,302	$378,770	$307,302	$378,770

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$342,065	$362,243	$565,477	$664,606
Cost of revenue	242,461	265,119	402,869	491,054
Gross profit	99,604	97,124	162,608	173,552
Gross margin	29.1%	26.8%	28.8%	26.1%
Amortization of developed technology and backlog	5,615	3,640	11,229	7,279
Acquisition-related expenses(a)	40	—	80	—
Adjusted gross profit	$105,259	$100,764	$173,917	$180,831
Adjusted gross margin	30.8%	27.8%	30.8%	27.2%

(a) Represents acquisition-related fair value adjustments to Property, plant, and equipment.

The following table reconciles Net income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$24,346	$43,262	$26,343	$60,008
Preferred dividends and accretion	15,908	14,788	31,445	29,231
Net income (loss) to common stockholders	8,438	28,474	(5,102)	30,777
Other income, net	(2,215)	(3,721)	(4,633)	(7,063)
Gain on extinguishment of debts, net	—	(14,207)	—	(14,207)
Foreign currency gain, net	(529)	(1,343)	(690)	(2,032)
Preferred dividends and accretion	15,908	14,788	31,445	29,231
Interest expense	5,786	8,768	11,349	16,803
Income tax expense	7,377	13,617	9,505	20,151
Depreciation expense	2,728	1,178	5,092	2,221
Amortization of intangibles	7,371	5,078	14,759	9,967
Amortization of developed technology and backlog	5,615	3,640	11,229	7,279
Equity-based compensation	4,579	3,898	8,520	6,696
Change in fair value of contingent consideration	2,441	150	(145)	—
Certain legal expenses(a)	—	149	—	1,232
Acquisition-related expenses(b)	5,761	3,087	10,758	3,087
Adjusted EBITDA	$63,260	$63,556	$92,087	$104,142

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. On March 24, 2026, the Second Circuit affirmed the dismissal of such action with prejudice, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) Represents acquisition-related expenses.

The following table reconciles Net income to Adjusted net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$24,346	$43,262	$26,343	$60,008
Preferred dividends and accretion	15,908	14,788	31,445	29,231
Net income (loss) to common stockholders	8,438	28,474	(5,102)	30,777
Amortization of intangibles	7,371	5,078	14,759	9,967
Amortization of developed technology and backlog	5,615	3,640	11,229	7,279
Amortization of debt discount and issuance costs	892	2,064	1,768	3,457
Gain on extinguishment of debts, net	—	(14,207)	—	(14,207)
Series A Preferred stock accretion	8,032	7,393	15,900	14,634
Equity-based compensation	4,579	3,898	8,520	6,696
Change in fair value of contingent consideration	2,441	150	(145)	—
Certain legal expenses(a)	—	149	—	1,232
Acquisition-related expenses(b)	5,825	3,087	10,886	3,087
Income tax expense of adjustments(c)	(6,145)	(975)	(11,935)	(4,449)
Adjusted net income	$37,048	$38,751	$45,880	$58,473

Income (loss) per common share
Basic	$0.05	$0.19	$(0.03)	$0.20
Diluted	$0.05	$0.19	$(0.03)	$0.20
Weighted average number of common shares outstanding
Basic	153,866	152,584	153,414	152,331
Diluted	155,685	153,068	153,414	152,958

Adjusted net income per common share
Basic	$0.24	$0.25	$0.30	$0.38
Diluted	$0.24	$0.25	$0.29	$0.38
Weighted average number of common shares outstanding
Basic	153,866	152,584	153,414	152,331
Diluted	155,685	153,068	155,673	152,958

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. On March 24, 2026, the Second Circuit affirmed the dismissal of such action with prejudice, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) Represents acquisition-related expenses and fair value adjustments to Property, plant and equipment.
(c) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

The following table reconciles General and administrative expense to Adjusted general and administrative expense:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
General and administrative expense	$54,325	$44,954	$104,729	$88,899
Equity-based compensation	(4,579)	(3,898)	(8,520)	(6,696)
Certain legal expenses(a)	—	(149)	—	(1,232)
Acquisition-related expenses(b)	(5,761)	(3,087)	(10,758)	(3,087)
Adjusted general and administrative expense	$43,985	$37,820	$85,451	$77,884

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. On March 24, 2026, the Second Circuit affirmed the dismissal of such action with prejudice, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) Represents acquisition-related expenses.

The following table reconciles Net cash used in operating activities to Free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$121,279	$43,841	$91,858	$30,782
Purchase of property, plant and equipment	(7,633)	(6,631)	(15,144)	(8,983)
Free cash flow	$113,646	$37,210	$76,714	$21,799